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                                                                    EXHIBIT 99.1
[SANTARUS Logo]

COMPANY CONTACT:                            INVESTOR CONTACT:
Debra P. Crawford                           Lippert/Heilshorn & Associates, Inc.
Chief Financial Officer                     Jody Cain (jcain@lhai.com)
Santarus, Inc.                              Bruce Voss (bvoss@lhai.com)
(858) 314-5708                              (310) 691-7100

FOR IMMEDIATE RELEASE

                   SANTARUS ENTERS CO-PROMOTION ALLIANCE WITH
                       OTSUKA AMERICA PHARMACEUTICAL, INC.

            CONFERENCE CALL TO BEGIN AT 5:00 P.M. EASTERN TIME TODAY

SAN DIEGO (OCTOBER 6, 2004) - Santarus, Inc. (NASDAQ: SNTS), a specialty pharmaceutical company focused on therapies for gastrointestinal diseases and disorders, announces the signing of a five-year, non-exclusive agreement with Otsuka America Pharmaceutical, Inc. (OAPI) to co-promote ZEGERID(TM) (omeprazole) Powder for Oral Suspension to U.S. physicians. OAPI's approximately 172 sales representatives are expected to begin promoting ZEGERID Powder for Oral Suspension 20mg in early November.

Under the terms of the agreement, Santarus received a $15 million upfront payment from OAPI, and will pay OAPI a royalty on total U.S. net sales. Initially, the royalty rate will be in the high single digits presuming a minimum number of first position sales calls to target physicians, potentially increasing to a low double digit royalty based upon the expansion of OAPI's sales force up to 400 sales representatives to match any expansion of Santarus' sales force beyond its current approximately 230 sales representatives. Santarus will provide all marketing materials, and OAPI will cover all costs related to its sales force. In addition, Santarus has granted OAPI options to extend the co-promotion arrangement to ZEGERID capsule and chewable tablet formulations subject to receipt of marketing approval of these products, with additional milestone payments should those options be exercised. Training of the OAPI sales force is scheduled to begin later this month.

"Our new partnership with Otsuka America Pharmaceutical is an excellent opportunity to maximize the sales potential of our ZEGERID Powder for Oral Suspension products," said Gerald T. Proehl, president and chief executive officer of Santarus. "OAPI has an experienced sales force calling upon primary care and certain specialist physicians, and a record of success with other co-promotion programs. We believe the economics and the structure of this partnership are in the best interests of both parties, as well as an excellent strategic and cultural fit with Santarus. With a combined sales force of approximately 400, we are now well-positioned for effective reach and frequency among our target of 38,000 physicians who are high-prescribers of proton pump inhibitor (PPI) products."

Hiromi Yoshikawa, OAPI's chairman and CEO, said, "We are dedicated to commercializing products that improve the health and the well-being of patients, and we believe that the ZEGERID products help support our focus. Also, we have several products in clinical development for the gastrointestinal (GI) market, and we are confident that ZEGERID will help us establish a solid foundation among GI specialists."


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ABOUT ZEGERID POWDER FOR ORAL SUSPENSION

ZEGERID Powder for Oral Suspension is a proprietary immediate-release formulation of the PPI omeprazole. PPIs are the most frequently prescribed drugs for the treatment of many upper gastrointestinal, or GI, diseases and disorders and enjoy widespread use due to their potent acid suppression, favorable safety profile and once-a-day dosing. The PPI market, including five delayed-release PPI brands, had U.S. sales of $12.9 billion in 2003, with total U.S. prescriptions for PPIs growing 10% from 86.3 million in 2002 to 95.2 million in 2003, according to IMS Health, an independent pharmaceutical market research firm.

Santarus received marketing approval from the U.S. Food and Drug Administration
(FDA) for ZEGERID Powder for Oral Suspension 20mg in June of this year. Pursuant to Prescription Drug User Fee Act (PDUFA) guidelines, Santarus expects the FDA will complete its review or otherwise respond to its new drug application (NDA) for ZEGERID Powder for Oral Suspension 40mg by December 26, 2004.

IMPORTANT SAFETY INFORMATION

ZEGERID Powder for Oral Suspension 20mg is indicated for short-term treatment of active duodenal ulcer, for heartburn and other symptoms associated with gastroesophageal reflux disease (GERD), for the short-term treatment (4-8 weeks) of erosive esophagitis which has been diagnosed by endoscopy, and for maintenance of healing of erosive esophagitis. Controlled studies do not extend beyond 12 months. ZEGERID is contraindicated in patients with known hypersensitivity to any component of the formulation. ZEGERID Powder for Oral Suspension 20mg is recommended for once-daily dosing, on an empty stomach one hour prior to a meal.

The most frequently reported adverse events with ZEGERID are headache, diarrhea, and abdominal pain. Symptomatic response to therapy does not preclude the presence of gastric malignancy. Atrophic gastritis has been noted occasionally in gastric corpus biopsies from patients treated long term with omeprazole.

ZEGERID contains 460mg sodium per dose in the form of sodium bicarbonate (1680mg/20mEq), which should be taken into consideration for patients on a sodium-restricted diet. Sodium bicarbonate is contraindicated in patients with metabolic alkalosis and hypocalcemia.

CONFERENCE CALL

Santarus has scheduled an investor conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today, October 6, 2004. Individuals interested in participating in the call may do so by dialing (888) 803-8275 for domestic callers, or (706) 643-7736 for international callers. A telephone replay will be available for 48 hours following the conclusion of the call by dialing (800) 642-1687 for domestic callers, or (706) 645-9291 for international callers, and entering pass code 1315525. The live conference call also will be available via the Internet by visiting the Investor Relations section of the company's Web site at www.santarus.com, and a recording of the call will be available on the company's Web site for 14 days following the completion of the call.

ABOUT OTSUKA AMERICA PHARMACEUTICAL

Otsuka America Pharmaceutical, Inc. (OAPI) was established in 1989 by Otsuka Pharmaceutical Co. Ltd. (OPC) of Japan and is a subsidiary of Otsuka America, Inc., a holding company established by OPC in the United States in 1989. OAPI is a successful, innovative, and fast-growing health care company that commercializes Otsuka-discovered and other product opportunities in North America, with a strong focus


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on and commitment to gastrointestinal, neuroscience and cardiovascular treatments. The company is part of the Otsuka Pharmaceutical Group, a collection of 73 companies and more than 23,000 employees worldwide. For additional information, please visit www.otsuka.com.

ABOUT SANTARUS

Santarus, Inc. is a specialty pharmaceutical company focused on acquiring, developing and commercializing proprietary products for the prevention and treatment of gastrointestinal diseases and disorders. In June 2004, the company received FDA approval to market its first product, ZEGERID(TM) Powder for Oral Suspension 20mg, and the company has an NDA under review by the FDA for ZEGERID Powder for Oral Suspension 40mg. The company also is developing capsule and chewable tablet formulations. The company's products are immediate-release formulations of omeprazole, a widely prescribed PPI. More information about Santarus is available on the company's Web site at www.santarus.com.

Santarus cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding obtaining regulatory approval for ZEGERID Powder for Oral Suspension 40mg and the company's capsule and chewable tablet formulations under development, the potential exercise of OAPI's options to co-promote the capsule and chewable tablet formulations, maximizing the sales potential of ZEGERID Powder for Oral Suspension, the economic, cultural or strategic success of the co-promotion arrangement and the level of commitment of OAPI.

The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Santarus' business, including, without limitation: risks related to the co-promotion arrangement with OAPI, including the success of OAPI's co-promotion activities, OAPI's level of commitment and the potential for termination of the arrangement; difficulties or delays in development, testing, manufacturing and marketing of, and obtaining regulatory approval for, Santarus' products; unexpected adverse side effects or inadequate therapeutic efficacy of Santarus' products that could delay or prevent product development or commercialization, or that could result in recalls or product liability claims; the scope and validity of patent protection for Santarus' products; Santarus' ability to commercialize its products without infringing the patent rights of others; and other risks detailed in Santarus' prior press releases as well as in public periodic filings with the Securities and Exchange Commission.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Santarus(R) and ZEGERID(TM) are trademarks of Santarus, Inc.

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